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                                                                      EXHIBIT 15


United Companies Financial Corporation:

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim consolidated financial information of United Companies Financial Corporation and subsidiaries for the periods ended March 31, 1997 and 1996, as indicated in our report dated May 9, 1997; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, is being incorporated by reference in the following: Registration Statement No. 33-17366 on Form S-8 pertaining to the United Companies Financial Corporation Employees' Savings Plan and Trust, Registration Statement No. 33-29994 on Form S-8 pertaining to the 1989 Stock Incentive Plan and the 1989 Non-Employee Director Stock Option Plan, Registration Statement No. 33-54955 on Form S-8 pertaining to the 1993 Stock Incentive Plan and the 1993 Non- Employee Director Stock Option Plan, Registration Statement No. 33-68626 on Form S-3 pertaining to the registration of 1,951,204 shares of United Companies Financial Corporation Common Stock, Registration Statement No. 33-60367 on Form S-3 pertaining to the registration of $200 million of United Companies Financial Corporation Debt Securities and Preferred Stock, Registration Statement No. 33-52739 on Form S-3 pertaining to the registration of 200,000 shares of United Companies Financial Corporation Common Stock, Registration Statement No. 33-63069 on Form S-8 pertaining to the United Companies Financial Corporation Management Incentive Plan and Registration Statement No. 333-21985 on Form S-3 pertaining to the registration of $500 million of United Companies Financial Corporation Debt Securities, Preferred Stock and Common Stock.

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.


/s/ DELOITTE & TOUCHE LLP

Baton Rouge, Louisiana
May 12, 1997





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